EXHIBIT 10.56



[CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2. THE REDACTED
MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.]


                       STOCK PURCHASE AGREEMENT
                       ------------------------

            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of May, 1996 by and between GENSIA, INC., a Delaware corporation (the "Company"), and PFIZER INC., a Delaware corporation (the "Investor").

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            I.  PURCHASE AND SALE OF STOCK.

            1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor hereby purchases and the Company hereby sells and issues to Investor 792,293 shares (the "Original Shares") of the Company's Common Stock for the purchase price of 120% of the average Nasdaq closing price per share during the 20-day consecutive trading period ending five days prior to the date hereof (such average Nasdaq closing price is hereinafter referred to as the "Base Price" and such per share purchase price is hereinafter referred to as the "Per Share Purchase Price") for an aggregate of $5,000,002.66 (the "Purchase Price").

            1.2 Closing. The purchase and sale of the Common Stock shall take place at the offices of the Company, 9360 Towne Centre Drive, San Diego, California, at 10 A.M., on the date hereof, or at such other times and places as the Company and Investor mutually agree upon, verbally or in writing (which times and places are designated as the "Closing"). At the Closing the Company shall deliver to Investor a certificate representing the Common Stock which such Investor is purchasing against delivery to the Company by such Investor of a bank wire in same day funds in the amount of the Purchase Price therefor payable to the Company's order.

            1.3 [CONFIDENTIAL TREATMENT REQUESTED]

            1.4   Definitions.

            (a) The following terms, as used herein, have the following meanings:

            "Closing Date" means the date of the Closing.

            "Common Stock" means the Common Stock, par value $0.01 per share of the Company, together with the associated preferred stock purchase rights established pursuant to the Rights Agreement dated March 9, 1992 between the Company and First Interstate Bank of California as rights agent (the "Rights").

            "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations of a corporation and its subsidiaries taken as a whole.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

            2.2 CAPITALIZATION. The authorized capital of the Company consists of:

            (i) PREFERRED STOCK. 5,000,000 shares of Preferred Stock, of which 1,840,000 shares have been designated $3.75 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), and 100,000 shares have been designated Series I Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Stock"). There are 1,600,000 shares of Convertible Preferred Stock and no

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

shares of Participating Preferred Stock, respectively, issued and outstanding.

            (ii)COMMON STOCK. 75,000,000 shares of Common Stock, of which 34,756,492 shares were issued and outstanding on February 29, 1996.

            2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for
(i) the authorization, execution and delivery of this Agreement, (ii) the performance of all obligations of the Company hereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Common Stock being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

            2.4 VALID ISSUANCE OF COMMON STOCK. The Common Stock purchased by the Investor hereunder has been duly and validly issued and is fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, was issued in compliance with all applicable federal and state securities laws.

            2.5 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS.

            (a) The Company is not in violation of any applicable law, rule, regulation, judgment, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (b) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the Company or any license, franchise, permit or similar authorization held by the Company, which defaults or potential defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            2.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Charter documents or Bylaws or of any judgment, order, writ or decree by which it is bound. The Company is not in violation or default of any instrument or contract to which it is a party or by which it is bound or, to the best knowledge of its officers after reasonable inquiry, of any provision of any federal or state statute (including without limitation environmental and labor laws and filing requirements under the Employee Retirement Income Security Act of 1974), rule or regulation applicable to the Company, which violation or default would have a Material

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

Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company.

            3.  REPRESENTATIONS AND WARRANTIES OF INVESTOR.  This
Agreement is made with Investor in reliance upon the Investor's representation and warranties to the Company, which by such Investor's execution of this Agreement the Investor hereby confirms, that:

            3.1 ORGANIZATION AND EXISTENCE. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

            3.2 CORPORATE AUTHORIZATION. This execution, delivery and performance by Investor of this Agreement are within the corporate powers of Investor and have been duly authorized by all necessary corporate action on the part of Investor. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

            3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Common Stock to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock.

            3.4 CONFIDENTIALITY. Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a)in the public domain through no unauthorized act or failure to act by Investor, or (b)lawfully disclosed to the Investor by a third party who possessed such information without any obligation of confidentiality. Investor

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

further covenants that it shall return to the Company all tangible materials containing such information upon request by the Company. Investor agrees that it will restrict access to the Company's confidential information among its officers, directors and employees to those persons with a need to use such information.

            3.5 RESTRICTED SECURITIES. Investor understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection Investor represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

            3.6 LEGENDS. It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b) If required by the authorities of any state in connection with the issuance or sale of the Common Stock the legend required by such state authority.

            4. ADDITIONAL DELIVERIES TO INVESTOR AT CLOSING. The obligations of Investor under Subsection of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective if such Investor does not consent in writing thereto:

            4.1 COMPLIANCE CERTIFICATE. The President or a Vice President of the Company shall deliver to Investor at the Closing a certificate stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since March 31, 1996 other than because of operating losses and changes in the ordinary course of business and other than as set forth in the Company's press release dated April 29, 1996, a copy of which is attached hereto.

            4.2   SECRETARY'S CERTIFICATE.  The Secretary of the
Company shall deliver to Investor at the Closing a certificate

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

certifying that attached thereto are true and complete copies of each of the following documents:

            a. Restated Certificate of Incorporation as in effect on the Closing Date, of the Company;

            b.    Bylaws, as amended as in effect on the Closing
Date, of the Company; and

            c. Copies of the resolutions of the Company's Board of Directors authorizing execution and delivery of this Agreement, the Collaborative Research Agreement and the License and Royalty
Agreement (each of the latter two agreements being dated as of the date hereof between the parties hereto) and performance of the transactions contemplated herein and therein.

            4.3 HSR ACT. If applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, including any extensions of said waiting period, shall have expired and any investigations relating to the transactions contemplated herein and in the Collaborative Research Agreement and the License and Royalty Agreement referred to in Subsection 4.2(c) of this Agreement that may have been opened by either the Department of Justice or the Federal Trade Commission (by means of a request for additional information or otherwise) shall have been terminated.

            5. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

            5.1   CERTAIN ADDITIONAL DEFINITIONS.

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

             "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective under the 1933 Act.

            "REGISTRABLE SECURITIES" shall mean (i)the Common Stock of the Company purchased by the Investor pursuant to this Agreement; and (ii)any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant,

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

right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock.

            "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            5.2 REGISTRATION. The Company will use its reasonable best efforts to effect a registration to permit the sale of the Registrable Securities as described below, and pursuant thereto the Company will:

            (a) prepare and file by June 30, 1996, and use its reasonable best efforts to thereafter have declared effective by the SEC, a Registration Statement on Form S-3 relating to resale of all of the shares of the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statements, as amended from time to time, have been sold or when the Registrable Securities may be sold under Rule 144(k) under the 1933 Act.

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for the period specified in Section 5.2(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities;

            (c) notify the Investor, promptly, and confirm such notice in writing, (i) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

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

            (e) furnish to the Investor, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all, upon a Investor's request, documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

            (f) deliver to the Investor, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as it may reasonably request in order to facilitate the disposition of the Registrable Securities;

            (g) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or market on which similar securities issued by the Company are then listed, and if the securities are not so listed to use its reasonable best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market;

            (h) use reasonable best efforts to qualify or register the Registrable Securities for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as are applicable. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to general service of process or taxation as a foreign corporation in any jurisdiction where it is not now so subject.

            (I) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable
Securities hereunder.

            Investor shall furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

            If at any time, the Company delivers a certificate in writing to the Investor, to the effect that a delay in the sale of Registrable Securities by the Investor under the Registration Statement is necessary because a sale pursuant to such Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws the Investor shall agree not to sell or otherwise transfer such Registrable Securities for the period of time specified by the Company in its certificate. In no event shall such delay exceed ten (10) business days; PROVIDED, HOWEVER, that if, prior to the expiration of such ten
(10) business day period, the Company delivers a certificate in writing to the Investor to the effect that a further delay in such sale beyond such ten (10)

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

business day period is necessary because a sale pursuant to such Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws, the Company may refuse to permit the Investor to resell any Registrable Securities pursuant to such Registration Statement for an additional period not to exceed five (5) business days.

            5.3 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to the filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with the securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants of the Company, fees and expenses incurred in connection with the listing of the securities, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that the Company will not be required to pay discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or fees or disbursements of any other counsel to the Investor.

            5.4   Rule 144.

            The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations thereunder, and it will take such further action as the Investor may reasonably request, all to the extent required to enable Investor to sell Registrable Securities without registration under the 1933 Act in reliance on the exemption provided by Rule 144 or Rule 144A under the 1933 Act or any successor or similar rules or statues. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with such information and requirements.

            6.  MISCELLANEOUS.

            6.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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

            6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

            6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            6.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answerback, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                  If to the Company:

                  Gensia, Inc.
                  9360 Towne Centre Drive
                  San Diego, CA 92121-3030
                  Attn: Secretary
                  Fax: (619) 453-0095

                       with a copy to:

                  Pillsbury Madison & Sutro
                  P.O. Box 7880
                  San Francisco, CA 94104
                  Attn:  Thomas E. Sparks, Esq.
                  Fax:  (415) 983-7396

                  If to the Investor:
                  Pfizer Inc.
                  235 East 42nd Street
                  New York, NY 10017
                  Attn: Office of the General Counsel
                  Fax:

            6.6 FINDERS' FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for

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

any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

            The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            6.7 EXPENSES. The Company and the Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

            6.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            6.10  ENTIRE AGREEMENT.  This Agreement, the
Collaborative Research Agreement, and the License and Royalty Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                        GENSIA, INC.



                        By /s/ Paul K. Laikind
                           -----------------------------------------

                        Title Vice President, Corporate Development
                              --------------------------------------

                        PFIZER INC.



                        By /s/ George M. Milne
                           ---------------------

                        Title President, Central Research
                              ------------------------------

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